SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): November 5, 2008.

ALL Fuels & Energy Company

(Exact name of registrant as specified in its charter)

Delaware	000-29417	62-1581902
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
6165 N.W. 86th Street, Johnston, Iowa 50131
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (515) 331-6509

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

ALL Fuels & Energy Company

Item 1.01 Entry into a Material Definitive Agreement.

On November 5, 2008, our wholly-owned subsidiary, ALL Energy Manchester, LLC, an Iowa limited liability company, entered into an agreement to sell its primary asset, an approximately 160-acre tract of land located in Manchester, Iowa. The purchaser of the Manchester property is Wall Farms, LLC, a third party. The selling price of the Manchester property is $988,400, of which $98,000 has been deposited in escrow. The sale of the Manchester property is scheduled to close on December 2, 2008.

Upon the closing of the sale of the Manchester property, indebtedness associated with the Manchester property of approximately $488,000 will be repaid and a sales commission of approximately $30,000 will be paid. The balance of the funds will be used by us in our business operations.

Item 8.01. Other Events.

In connection with the sale of the Manchester property, on November 10, 2008, we issued the press release reproduced below:

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“ALL Fuels & Energy Divests Land Holdings, Will Apply New Funds to Current Opportunities

Recent Board Changes Facilitate Company's Adapting to Changing Dynamics in Today's Ethanol Space

DES MOINES, Iowa – November 10, 2008 – ALL Fuels & Energy (OTCBB:AFSE - News) announced that it has sold its 160 acres located in Manchester, Iowa, following the board of directors’ determining that AFSE would be better positioned for strategic acquisitions and vertical integration in the ethanol industry, with more cash on hand. With this liquidity, AFSE has become better positioned for success in its ongoing enzyme development efforts, all purpose pipeline development efforts, and strategic acquisitions of ethanol assets.

“We are excited to have been able to convert our primary asset into cash at this time,” said Dean Sukowatey, ALL Fuels & Energy, President. “We believe our higher liquidity will serve us well in the ethanol industry at this time.”

About ALL Fuels & Energy Company

Visit the company online at: www.allfuelsandenergy.com. ALL Fuels & Energy Company is a development-stage ethanol company organized to operate as an ethanol producer, focusing primarily on the production and sale of alternative fuels, including ethanol and its co-products, cost saving efficiencies to the befouls industry, and improved channels to market.

Safe Harbor Statement

This press release contains statements that may constitute forward-looking statements, including the company's ability to successfully acquire one or more ethanol production facilities. These statements are based on current expectations and assumptions and involve a number of uncertainties and risks that could cause actual results to differ materially from those currently expected. For additional information about ALL Fuels & Energy's future business and financial results, refer to ALL Fuels & Energy's Annual Report on Form 10-KSB for the year ended December 31, 2007. ALL Fuels & Energy undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of the company, whether as a result of new information, future events or otherwise.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

              Dated: November 10, 2008.                           ALL FUELS & ENERGY COMPANY

                                                                                      By: /S/ DEAN E. SUKOWATEY

                                                                                                    Dean E. Sukowatey

                                                                                                    President